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                      SEVERANCE AND CHANGE IN CONTROL AGREEMENT

                     [Bracketed substitute language for the CEO]

     THIS AGREEMENT, made this ____ day of __________, 1998, by and between _________________ (the "Executive") and VALLEY MEDIA, INC., a California corporation (the "Corporation").

                                W I T N E S S E T H:

     WHEREAS, the Executive is _____________________ of the Corporation;

     WHEREAS, the Corporation considers it essential to the best interests of its shareholders to take steps to retain key personnel such as the Executive and recognizes particularly that uncertainty might arise among personnel in the context of any possible or actual Change in Control, as hereinafter defined, which could result in the departure or distraction of key personnel to the detriment of the Corporation and its shareholders; and

     WHEREAS, the Corporation has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key personnel of the Corporation including the Executive to their assigned duties without distraction in the face of potentially disturbing circumstances arising from any possible or actual Change in Control.

     NOW, THEREFORE, in consideration of the covenants, terms, and conditions contained herein, the Corporation and the Executive agree:

1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth in this Article I.

     a. "Administrative Committee" shall mean the Board of Directors of the Corporation or a committee appointed by such Board of Directors to administer this Agreement.

     b. "Affiliate" shall mean, with respect to a first Person, a second Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the first Person.

     c. "Associate" shall mean, with respect to a Person, (a) any corporation or organization of which such Person is an officer or partner or, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     d. "Benefit Continuation Period" shall mean the period beginning on the date of the Severance of Employment or Non-Change in Control Termination, as the case may be, and ending on the earlier to occur of
          (a) the six (6) month anniversary of


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          the date of such Severance of Employment or Non-Change in Control
          Termination, or (b) the date that the Executive and the Executive's dependents are eligible and elect coverage under the plans of a subsequent employer that provide substantially equivalent or greater benefits to the Executive and the Executive's dependents.

     e. "Business Combination" shall mean a merger or consolidation of the Corporation and one or more other entities in which the Corporation or a subsidiary of the Corporation is a merging or consolidating party.

     f. "Change in Control" shall mean (a) the sale of all or substantially all of the assets of the Corporation; (b) any change in ownership or control of the outstanding voting securities of the Corporation following which any Person other than Barnet J. Cohen, Barbara C. Cohen, any Affiliate or Associate of Barnet J. Cohen or Barbara C. Cohen, or the Corporation's Employee Stock Ownership Plan, beneficially owns, together with its Affiliates and Associates, thirty five percent (35%) or more of the outstanding voting securities of the Corporation; (c) any change in the membership of the Corporation's Board of Directors after the closing date of the Corporation's Initial Public Offering following which Continuing Directors do not constitute a majority of the Board; or (d) a Business Combination immediately following which the shareholders of the Company immediately prior to such Business Combination do not hold more than sixty five percent (65%) of the outstanding voting securities of the Successor Entity in the same proportion as such shareholders held Common Stock of the Company immediately prior to such Business Combination.

     g. "Code" shall mean the Internal Revenue Code of 1986, as amended to date.

     h. "Constructive Discharge" shall mean (a) without the Executive's express written consent, the assignment to the Executive of any duties, or the removal from or reduction or limitation of the Executive's duties or responsibilities, which is inconsistent with the Executive's position, organization level, duties, responsibilities or compensation status with the Corporation immediately prior to such assignment, removal, reduction or limitation; (b) without the Executive's express written consent, a substantial reduction of the facilities and perquisites (including office space and location) available to the Executive; (c) a reduction by the Corporation in the base cash salary of the Executive; (d) a material reduction by the Corporation in the kind and level of employee benefits to which the Executive is entitled, with the result that the Executive's overall benefit package is materially reduced; (e) without the Executive's express written consent, the relocation of the Executive to a facility or location more than thirty five (35) miles from the Executive's then present location; or (f) the failure of the Corporation to obtain the assumption of this Agreement by any Successor Entity.

     i. "Continuing Director" shall mean, at any given time, a member of the Corporation's Board of Directors who was (a) a member of the Board on the closing date of the Corporation's Initial Public Offering, (b) elected to the Board by the Board after the closing date of the Corporation's Initial Public Offering,


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          provided that a majority of the Continuing Directors voted in favor of such election, or (c) nominated to the Board by the Board after the closing date of the Corporation's Initial Public Offering, provided that a majority of the Continuing Directors voted in favor of such nomination, and subsequently elected to the Board by the shareholders of the Corporation.

     j. "Initial Public Offering" shall mean the closing of the first sale of securities of the Corporation to the public, through a firm commitment underwriting, for an aggregate price (exclusive of underwriters' discounts and commissions and expenses of the offering) of at least seven million five hundred thousand dollars ($7,500,000), pursuant to an effective registration statement (other than on Form S-8 or S-4 or successor forms to either of such forms) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     k. "Just Cause Termination" shall mean a termination by the Corporation of the Executive's employment in connection with the good faith determination of the Corporation's Board of Directors that the Executive has engaged in (a) any acts involving dishonesty or moral turpitude, or (b) any acts, other than acts taken by the Executive in the good faith belief that such acts are in the Company's best interests, that materially and adversely affect the business, affairs or reputation of the Company and its subsidiaries taken as a whole.

     l. "Non-Change in Control Termination" shall mean that either (i) the Executive's employment is terminated by the Corporation and the termination is not a Just Cause Termination and is not by reason of the Executive's death or disability, or (ii) the Executive terminates his or her employment with the Corporation by resignation following a Constructive Discharge, and, in either event, no Change of Control has occurred within the two (2) year period immediately preceding such termination or resignation.

     m. "Non-Change in Control Termination Year" shall mean, with respect to a Non-Change in Control Termination, the fiscal year of the Corporation during which such Non-Change in Control Termination occurs.

     n. "Person" shall mean any individual, corporation, partnership, limited liability company, sole proprietorship, joint venture or other organization.

     o. "Severance of Employment" shall mean (a) the termination of the Executive's employment with the Corporation within two (2) years after the date of a Change in Control by (i) discharge by the Corporation or
          (ii) resignation of the Executive following a Constructive Discharge, or (b) the termination of the Executive's employment with the Corporation by resignation of the Executive within the thirty (30) day period immediately following the first anniversary of a Change in Control. Despite the foregoing, neither of the following will constitute a Severance of Employment:


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          i.        The termination of the Executive's employment by reason of death or disability.

          ii.       A Just Cause Termination of the Executive's employment.

     p. "Severance Year" shall mean, with respect to a Severance of Employment, the fiscal year of the Corporation during which such Severance of Employment occurs.

     q. "Successor Entity" shall mean a corporation or other entity other than the Corporation that acquires all or substantially all of the assets of the Corporation, or which is the surviving or parent entity resulting from a Business Combination.

2.        ADMINISTRATION.

            The Administrative Committee shall administer this Agreement and shall have the power and the duty to make all determinations necessary for the implementation of this Agreement, including by way of example and not as a limitation, the occurrence of a Change in Control and the date of such change. Any such determination (a) shall be made on the basis of all information known to the persons making the determination, after reasonable inquiry, (b) may be made prospectively and subject to one or more contingent events, and (c) will be binding on the Corporation but not the Executive. Any disagreement between the Corporation and the Executive concerning any such determination or the administration, implementation or interpretation of this Agreement shall be subject to the claims and arbitration procedures set forth in Article XV.

3.        OBLIGATIONS OF THE CORPORATION UPON SEVERANCE OF EMPLOYMENT.

     a. Within fifteen (15) days after a Severance of Employment or at such earlier time as may be required by law, the Corporation shall pay to the Executive:

          i. The full amount of any earned but unpaid base salary through the date of the Severance of Employment, plus a cash payment for
               (a) all unused vacation time which the Executive has accrued as of the Severance of Employment, and (b) all reasonable travel, entertainment and other expenses properly incurred by the Executive in connection with his or her employment by the Corporation to the extent the Executive has not already been reimbursed for such expenses.

          ii. If the Executive's bonus for any fiscal year of the Corporation prior to the Severance Year has not been paid prior to the Severance of Employment, the amount of such bonus.

     b. Within thirty (30) days after a Severance of Employment, the Corporation shall pay to the Executive an amount equal to two (2) [THREE (3)] times the aggregate of the Executive's annual base salary immediately prior to the Severance of Employment and the Executive's target bonus for the Severance Year. The Executive shall be eligible to make contributions to the Corporation's Section


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          401(k) plan from amounts payable to the Executive under Article III.A and this Article III.B.

     c. Within forty-five (45) days after the end of the Severance Year, the Corporation shall pay to the Executive an amount equal to the Executive's target bonus for the Severance Year, prorated to reflect the portion of the Severance Year that elapsed prior to the Severance of Employment.

4.        OBLIGATIONS OF THE CORPORATION UPON NON-CHANGE IN CONTROL
          TERMINATION.

     a. Within fifteen (15) days after a Non-Change in Control Termination or at such earlier time as may be required by law, the Corporation shall pay to the Executive:

          i. The full amount of any earned but unpaid base salary through the date of the Non-Change in Control Termination, plus a cash payment for (a) all unused vacation time which the Executive has accrued as of the Non-Change in Control Termination, and (b) all reasonable travel, entertainment and other expenses properly incurred by the Executive in connection with his or her employment by the Corporation to the extent the Executive has not already been reimbursed for such expenses.

          ii. If the Executive's bonus for any fiscal year of the Corporation prior to the Non-Change in Control Termination Year has not been paid prior to the Non-Change in Control Termination, the amount of such bonus.

     b. For a period of six (6) months following a Non-Change in Control Termination, the Corporation shall continue to pay the Executive his or her base salary.

     c. Within forty-five (45) days after the end of the Non-Change in Control Termination Year, the Corporation shall pay to the Executive an amount equal to the Executive's target bonus for the Non-Change in Control Termination Year, prorated to reflect the portion of the Non-Change in Control Termination Year that elapsed prior to the Non-Change in Control Termination.


5. TERMINATION DUE TO DEATH OR DISABILITY. Within fifteen (15) days after the Executive is terminated due to death or disability, or at such earlier time as may be required by law, the Corporation shall pay (a) to the Executive, if the Executive has been terminated due to disability, or
     (b) if the Executive has died, to the Executive's surviving spouse, issue by right of representation or estate, in that order:

     a. The full amount of any earned but unpaid base salary through the date of termination, plus a cash payment for (a) all unused vacation time which the Executive has accrued as of the date of termination, and (b) all reasonable travel, entertainment and other expenses properly incurred by the Executive in connection


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          with his or her employment by the Corporation to the extent the
          Executive has not already been reimbursed for such expenses.

     b. If the Executive's bonus for any fiscal year of the Corporation prior to the fiscal year during which the termination occurs has not been paid prior to the termination, the amount of such bonus.

6. OTHER TERMINATION. Within fifteen (15) days after (a) a Just Cause Termination of the Executive or (b) the voluntary resignation of the Executive, other than a resignation following a Constructive Discharge or a resignation that constitutes a Severance of Employment, or at such earlier time as may be required by law, the Corporation shall pay to the Executive the full amount of any earned but unpaid base salary through the date of such termination or resignation, plus a cash payment for (i) all unused vacation time which the Executive has accrued as of date of such termination or resignation, and (ii) all reasonable travel, entertainment and other expenses properly incurred by the Executive in connection with his or her employment by the Corporation to the extent the Executive has not already been reimbursed for such expenses.

7.        CONTINUATION OF BENEFITS AFTER TERMINATION.

     a. After a Severance of Employment or a Non-Change in Control Termination, the Executive and the Executive's eligible dependents shall continue to be eligible to participate during the Benefit Continuation Period in the medical, dental, vision, health, disability, life and other similar plans and arrangements applicable to the Executive immediately prior to the Severance of Employment or Non-Change in Control Termination. The Executive shall participate on the same terms and conditions in effect throughout the Benefit Continuation Period for active employees of the Corporation.

     b. If, at the conclusion of the Benefit Continuation Period, the Executive is not eligible to receive coverage under the plans of a subsequent employer that provide substantially equivalent or greater benefits to the Executive and the Executive's dependents, the Executive may exercise his or her right under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to continue to participate in the Corporation's medical, dental, vision, health, disability, life and other similar plans and arrangements applicable to the Executive, subject to the terms and conditions set forth in COBRA and any rules and regulations promulgated thereunder.

8. GROSS-UP PAYMENT If it is determined, in connection with the aggregate value of the payments made and benefits provided to the Executive hereunder, that the Executive is subject to the excise tax imposed by
     Section 4999 of the Code, or any successor provision thereto, and/or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), the Company shall pay to the Executive an additional cash payment (a "Gross-Up Payment") in an amount equal to the sum of (a) the Excise Tax (including any Excise Tax payable by the Executive with respect to


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     Gross-Up Payments) plus (b) all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto), but excluding the Excise Tax, payable by the Executive with respect to the Gross-Up Payment.

9. OUTPLACEMENT ASSISTANCE Following a Severance of Employment or a Non-Change in Control Termination, for a period of six (6) months or until the Executive obtains a position with a new employer, whichever is shorter, the Corporation shall pay for the Executive to utilize the standard outplacement services of an outplacement firm designated by the Corporation to assist the Executive in finding a position with a new employer.


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10.       TAXES  The Corporation shall deduct from any payments to the Executive under this Agreement amounts that the Corporation is required to withhold and pay either to government agencies on behalf of the Executive or under court order to any Person.

11. DEATH PRIOR TO PAYMENT OF AMOUNTS DUE In the event of the Executive's death after a Severance of Employment or Non-Change in Control Termination but prior to payment to the Executive of amounts due under this Agreement, such payment shall be made to the Executive's surviving spouse, issue by right of representation or estate, in that order.

12. CONFIDENTIALITY AGREEMENT At the time the Corporation and the Executive enter into this Agreement, they shall simultaneously enter into a Employee Confidential Information and Inventions Agreement substantially in the form attached hereto as EXHIBIT A.

13. TERM OF AGREEMENT. This Agreement is effective from the date hereof and shall remain in effect until three (3) years from the date hereof (the "Initial Term"). After the Initial Term, this Agreement shall automatically be renewed for consecutive (1) one year periods (each a "Renewal Term") unless either party gives the other party written notice ("Nonrenewal Notice") ninety (90) days prior to the expiration of the Initial Term or any Renewal Term that the Agreement will not be renewed, in which event this Agreement will terminate. Notwithstanding the expiration provisions set out in this Article XII:

     a. No termination of this Agreement following a Change in Control shall affect the Executive's rights hereunder arising from or based upon such Change in Control.

     b. Any Nonrenewal Notice given by the Corporation shall be void and of no effect, and this Agreement shall be reinstated in full, if a Change of Control occurs within one hundred eighty (180) days after the date this Agreement expires pursuant to any Nonrenewal Notice given by the Corporation.

14.       BINDING EFFECT.

            This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the successors and assigns of the Corporation.

15.       NON-ASSIGNMENT BY THE EXECUTIVE.

            The Executive shall not assign, hypothecate, or transfer any of the rights herein to any Person other than pursuant to the laws of descent and distribution. Any attempt to assign, hypothecate or transfer the rights hereunder shall immediately terminate all of the Executive's rights under this Agreement.

16.       CLAIMS PROCEDURE AND ARBITRATION.

     a. In the event of a disagreement between the Corporation and the Executive on any matter arising under this Agreement, the Executive, in claiming a benefit or requesting an interpretation or ruling under this Agreement, shall submit the claim


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          or request in writing to the Administrative Committee, which shall respond in writing as soon as practicable.

     b. If a claim or request is denied, the Administrative Committee shall prepare and deliver to the Executive a written notice of denial which shall state (a) the reason for denial, with specific reference to the provisions of this Agreement on which denial is based; (b) a description of any additional material or information required to prevail with the claim or request and an explanation of why it is necessary; and (c) an explanation of the Agreement's claim review procedure.

     c. If the Administrative Committee fails to respond in writing to any claim or request within thirty (30) days of the date such claim or request is submitted, such failure to respond shall constitute a denial of the claim or request.

     d. If a claim or request is denied, the Executive may submit the claim or request to mandatory and binding arbitration (an "Arbitration"). The Executive may initiate an Arbitration by sending the Corporation an Arbitration demand in writing. The Arbitration shall be presided over by a single arbitrator (the "Arbitrator") selected in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association. Any Arbitration shall be conducted in San Francisco, California in accordance with the Arbitration Rules and the substantive law of the State of California; provided, however, that the Arbitrator will have no power or authority, under the Arbitration Rules or otherwise, to relieve the parties from their obligation hereunder to arbitrate, or otherwise to amend or disregard any provision of this Agreement. Judgment upon any award rendered in an Arbitration may be entered in any court of competent jurisdiction.

17.       ATTORNEYS' FEES.

            In the event that any Arbitration, suit, action or proceeding (including any appeal therefrom, but excluding any and all proceedings before the Administrative Committee) is brought by the Executive to review any decision of the Administrative Committee pertaining to this Agreement or to enforce any right hereunder, and the Executive is the prevailing party in such Arbitration, suit, action or proceeding, the Executive shall be entitled to recover from the Corporation his or her attorneys' fees and other reasonable costs incurred in connection therewith. During the pendency of any such Arbitration, suit, action or proceeding, the Corporation shall promptly pay all of the Executive's attorneys' fees and reasonable costs incurred by the Executive with respect to such Arbitration, suit, action or proceeding, subject to the Executive's obligation hereunder to repay all such sums if the Corporation is the prevailing party in such Arbitration, suit, action or proceeding.

18.       PARTIAL INVALIDITY.

            Invalidity of any part or provision of this Agreement shall not affect the enforceability of any other part or provision of this Agreement.


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19.       NO RIGHT TO CONTINUED EMPLOYMENT.

            Nothing herein shall confer, nor shall it be construed to confer, on the Executive any right to, guarantee of, or contract for a continued employment by the Corporation, or in any way limit the right of the Corporation to terminate the employment of the Executive.

20.       GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts executed and performed entirely in California.

21.       NOTICES.

            Any notices given hereunder must be in writing and may be delivered in person or by certified or registered mail, return receipt requested, postage prepaid. Notices to Corporation should be delivered to Valley Media, Inc., 1280 Santa Anita Court, Woodland, CA 95776, Attn: President, or to such other address as Corporation from time to time furnishes to the Executive in a notice. Notices to Executive should be delivered to the address shown beneath Executive's signature below, or to such other address as the Executive from time to time furnishes to the Corporation in a notice.

22.       ENTIRE AGREEMENT.

            This Agreement sets forth the entire agreement between the parties hereto. This Agreement fully supersedes any and all prior agreements or understandings pertaining to similar benefits.

23.       AMENDMENTS.

            This Agreement may not be modified except by a writing signed by both parties.

            IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.


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 EXECUTIVE                              VALLEY MEDIA, INC.



              (signature)               By:
                                            -----------------------------------
                                             Robert R. Cain
                                             President and Chief Executive
 Street Address                              Officer
                                             (One of Two Required and
 City, State and Zip Code                    Authorized Signatures)




                                        And By:
                                                -------------------------------
                                                  J. Randoplh Cerf
                                                  Secretary


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